Exhibit (h)(3)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

RESOLVED:	With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:	That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Equity Funds:

Fund Name	Share Class	Cap Level	Expiration Date
BrandywineGLOBAL - Diversified US Large Cap Value Fund	A	1.15	12/31/23
	C	1.90	12/31/23
	I	0.80	12/31/23
	IS	0.70 Not to exceed I2	12/31/23
	R	1.40	12/31/23

BrandywineGLOBAL - Dynamic US Large Cap Value Fund	A	1.10	12/31/23
	C	1.85	12/31/23
	I	0.75	12/31/23
	IS	0.65 Not to exceed I2	12/31/23
	R	1.35	12/31/23

ClearBridge International Growth Fund[1]	A	1.06	12/31/23
	C	1.90	12/31/23
	FI	1.15	12/31/23

	I	0.90	12/31/23
	IS	0.80 Not to exceed I2	12/31/23
	R	1.40	12/31/23

ClearBridge Small Cap Fund[1,5]	A	1.07	12/31/23
	C	None	12/31/23
	FI	None	12/31/23
	I	None	12/31/23
	IS	Not to exceed I2	12/31/23
	R	None	12/31/23

ClearBridge Value Trust[1,5]	A	1.15	12/31/23
	C	1.90	12/31/23
	FI	1.15	12/31/23
	I	0.80	12/31/23
	IS	0.70 Not to exceed I2	12/31/23
	R	1.40	12/31/23

Franklin International Equity Fund (formerly, QS International Equity Fund)[1]	A	1.28	12/31/23
	C	2.05	12/31/23
	FI	1.30	12/31/23
	I	0.95	12/31/23
	IS	0.85 Not to exceed I2	12/31/23
	R	1.55	12/31/23

Franklin Global Market Neutral Fund (formerly, QS Global Market Neutral Fund)[3]	A	1.55	12/31/23
	C	2.30	12/31/23
	I	1.20	12/31/23
	IS	1.10 Not to exceed I2	12/31/23
	R	1.80	12/31/23

Franklin U.S. Small Cap Equity Fund (formerly, QS U.S. Small Capitalization Equity Fund)[1]	A	1.30	12/31/23
	C	2.05	12/31/23
	FI	1.30	12/31/23
	I	1.00	12/31/23
	IS	0.75 Not to exceed I2	12/31/23
	R	1.55	12/31/23

Martin Currie Emerging Markets Fund[1]	A	1.30	12/31/23
	C	2.05	12/31/23
	FI	1.30	12/31/23

	I	0.95	12/31/23
	IS	0.85 Not to exceed I2	12/31/23
	R	1.55	12/31/23

Martin Currie International Sustainable Equity Fund (formerly, Martin Currie International Unconstrained Equity Fund)[1]	A	1.20	12/31/23
	C	1.95	12/31/23
	I	0.85	12/31/23
	IS	0.75 Not to exceed I2	12/31/23
	R	1.45	12/31/23

ClearBridge Global Infrastructure Income Fund (formerly, RARE Global Infrastructure Income Fund)[1]	A	1.35	12/31/23
	C	2.10	12/31/23
	I	1.00	12/31/23
	IS	0.90 Not to exceed I2	12/31/23
	R	1.60	12/31/23

Martin Currie SMASh Series EM Fund[4]	Single	0.00	12/31/23

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date
BrandywineGLOBAL - Alternative Credit Fund[1]	A	1.65	12/31/23
	C	2.40	12/31/23
	FI	1.65	12/31/23
	R	1.95	12/31/23
	I	1.35	12/31/23
	IS	1.25 Not to exceed I2	12/31/23

BrandywineGLOBAL- Global High Yield Fund[1]	A	1.15	12/31/23
	C	1.90	12/31/23
	FI	1.15	12/31/23
	R	1.40	12/31/23
	I	0.85	12/31/23
	IS	0.75 Not to exceed I2	12/31/23

BrandywineGLOBAL - Global Opportunities Bond Fund[1]	A	1.00	12/31/23
	C1	1.45	12/31/23

Fund Name	Share Class	Cap Level	Expiration Date
	C	1.75	12/31/23
	FI	1.00	12/31/23
	I	0.75	12/31/23
	IS	0.65 Not to exceed I2	12/31/23
	R	1.25	12/31/23

BrandywineGLOBAL - Global Opportunities Bond Fund (USD Hedged)	A	1.00	12/31/23
	C	1.75	12/31/23
	I	0.75	12/31/23
	IS	0.65 Not to exceed I2	12/31/23
	R	1.25	12/31/23

BrandywineGLOBAL – Global Unconstrained Bond Fund[1]	A	1.20	12/31/23
	C1	1.70	12/31/23
	C	1.95	12/31/23
	FI	1.20	12/31/23
	I	0.85	12/31/23
	IS	0.75 Not to exceed I2	12/31/23
	R	1.45	12/31/23

BrandywineGLOBAL - International Opportunities Bond Fund[1]	A	1.00	12/31/23
	C	1.75	12/31/23
	FI	1.00	12/31/23
	I	0.75	12/31/23
	IS	0.65 Not to exceed I2	12/31/23
	R	1.25	12/31/23

BrandywineGLOBAL - Flexible Bond Fund (formerly, BrandywineGLOBAL - Global Flexible Income Fund)[1]	A	1.10	12/31/23
	C	1.85	12/31/23
	I	0.75	12/31/23
	IS	0.65 Not to exceed I2	12/31/23
	R	1.35	12/31/23

Mixed Asset Funds:

Fund Name	Share Class	Cap Level	Expiration Date
Franklin Strategic Real Return Fund (formerly, QS Strategic Real Return Fund)[6]	A	1.35	12/31/23
	C	2.10	12/31/23

I	1.10	12/31/23
IS	1.00 Not to exceed I2	12/31/23
R	1.60	12/31/23

1.	other than interest, brokerage, taxes and extraordinary expenses.
2.	other than interest, brokerage, taxes, extraordinary expenses, expenses related to short sales and acquired fund fees and expenses.
3.	other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses (fees and expenses of underlying funds).
4.

Martin Currie SMASh Series EM Fund entered into a fee reimbursement arrangement with LMPFA pursuant to which LMPFA agrees to reimburse the fund for 100% of the fund’s operating expenses, (other than interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses). This arrangement cannot be terminated prior to December 31, 2023 without the Board of Trustees’ consent.

5.

Under the funds’ investment advisory and management agreement, the funds’ management fee is reduced by the amount of the funds’ audit and accounting expenses and for fees (but not expenses) of the funds’ independent trustees.

6.

The manager has agreed to waive fees and/or reimburse operating expenses (other than interest, brokerage commissions (except for brokerage commissions paid on purchases and sales of ETFs), dividend expense on short sales, taxes and extraordinary expense).

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time; that LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within three fiscal years after the year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expense have fallen to a level below the limit described above; and that in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition, for ClearBridge Funds (excluding ETFs), the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.